                                                                   EXHIBIT 10.24

                        MASTER ON-SITE MAINTENANCE PLAN
                            AGREEMENT NUMBER CON02C


     This Master On-Site Maintenance Plan agreement (hereinafter referred to as "Agreement") is entered into this _________24th____________ day of August, 1994, by and between Concentric Research Corporation, a Florida corporation, (hereinafter referred to as "Customer"), having its principal place of business located at 400 Forty-First Street, Bay City, Ml 48708 and Racal-Datacom, Inc., a Delaware corporation, (hereinafter referred to as "R-D"), having its principal place of business located at 1601 N. Harrison Parkway, Sunrise, Florida 33323-2899, organizations duly authorized by law.


                                WITNESSETH THAT

     WHEREAS, R-D is the manufacturer of data communications equipment (hereinafter referred to as "Equipment") and software (hereinafter referred to as "Software") which is purchased by or leased to the general public; and,

     WHEREAS, Customer is desirous of establishing a plan (hereinafter referred to as the "On-Site Maintenance Plan agreement") for on-site maintenance on Equipment and Software:

and,

     WHEREAS, 100th parties are desirous of establishing the terms and conditions which shall govern all On-Site Maintenance Plan agreement orders issued pursuant to this Agreement.

     NOW THEREFORE, in consideration of the covenants, premises and mutual agreements contained herein, the parties do hereby agree as follows:

I.   TERM OF AGREEMENT
     -----------------

     This Agreement shall commence upon the date first written above and shall continue for a term of twelve (12) months. This Agreement shall govern all Orders (as defined in Article III) placed hereunder provided such Orders are received by R-D within twelve (12) months beginning upon the date of commencement of this Agreement. Thereafter this Agreement shall automatically renew itself in twelve (12) month increments unless either party notifies the other of its decision to terminate this Agreement by providing the other party sixty (60) days written notice prior to the expiration of the period then in effect.

II.  EQUIPMENT AND SOFTWARE ELIGIBILITY
     ----------------------------------

     Equipment and Software set forth in the published R-D price book as being supported by the On-Site Maintenance Plan agreement and installed within the 48 contiguous United States and the District of Columbia are eligible for coverage under the On-Site Maintenance Plan agreement provided herein and will be covered hereunder if such services are ordered.

III. TERM OF INDIVIDUAL ORDER

     (a)  Leased Equipment and/or Software.  Customer has ordered Basic Coverage
          --------------------------------   -----------------------------------
maintenance coverage for a four (4) year term on R-D Order Number 132450. R-D
-----------------------------------------------------------------------------
agrees to provide Basic Coverage maintenance coverage at no charge to Customer
------------------------------------------------------------------------------
for the initial one (1) year of said four (4) year term for all Equipment set
-----------------------------------------------------------------------------
forth on said Order. The terms and conditions set forth herein shall govern such
--------------------------------------------------------------------------------
Order. Such one (1) year free maintenance coverage shall apply only to Equipment
--------------------------------------------------------------------------------
which is set forth on R-D Order Number 132450 and any applicable replacement
----------------------------------------------------------------------------
Equipment for such Order.
------------------------

     For Equipment ordered subsequent to Order Number 132450, within one (1) year of the execution of this Agreement or such time as Customer's financing conditions meet the requirements of Exhibit One to Master Agreement Number CONO1C, whichever first occurs, (the "Introductory Period"). Customer may elect to order Basic Coverage maintenance coverage for a four (4) year term and obtain free coverage for the first year of said term. The payment schedule and order amount shall be determined at the time of each order is placed during the Introductory Period.

     For Equipment orders placed after the Introductory Period, Customer and R-D shall determine the term of the Basic Coverage, if any, and the price and payment schedule for each respective Order.

     For Equipment not set forth on R-D Order Number 132450, and for ANY
     -------------------------------------------------------------------
Equipment coverage subsequent to the expiration of the one (1) year "no-charge"
-------------------------------------------------------------------------------
coverage, monthly maintenance payments for Equipment shall be made in accordance
--------------------------------------------------------------------------------
with Master Agreement Number CON01C.  Upon expiration of the initial lease term
-----------------------------------   -----------------------------------------
Customer may renew Basic Coverage for each subsequent committed lease term
--------------------------------------------------------------------------
extension of one (1) year or more by paying R-D's monthly maintenance charges
-----------------------------------------------------------------------------
for the committed lease term and coverage required in effect at the time of each
--------------------------------------------------------------------------------
such lease extension.  If Customer does not extend for a committed term.  Basic
--------------------   --------------------------------------------------------
Coverage services shall be provided on a month-to-month basis. Maintenance
-------------------------------------------------------------  -----------
payments shall be made for the duration of the initial lease term or renewal
----------------------------------------------------------------------------
term, if renewed.  In addition. Customer shall be entitled to Extra Coverage
----------------   ---------------------------------------------------------
under the conditions set forth below. and at the charges stated therein.
-----------------------------------------------------------------------

     (b)  Purchased Equipment.  Customer may obtain coverage under this
          -------------------
Agreement pursuant to the conditions set forth below in one (1) or multiple year increments immediately following the purchase of a unit of Equipment. If Customer converts to purchase a leased unit of Equipment with On-Site Maintenance Plan agreement coverage, the duration of such On-Site Maintenance Plan agreement coverage shall be for the remaining term of the original commitment. On-Site Maintenance Plan agreement payments for such units shall be made in accordance with the applicable R-D Order under which the Equipment is purchased. Upon expiration of the initial term, Customer may renew coverage for additional one (1) or multiple year increments by paying R-D's On-Site Maintenance Plan agreement charges in effect at the time of each such renewal. For Customers on an annual payment basis, if R-D does not receive payments within thirty (30) days after notification to Customer of such renewal, the On-Site Maintenance Plan agreement coverage shall expire. If Customer has elected to pay the On-Site Maintenance Plan agreement charges on a monthly basis, the On-Site Maintenance Plan agreement services shall be provided on a month-to-month basis, until either party notifies the other, with at least thirty (30) days prior written notification, of its decision to either renew the order or terminate any or all of the Equipment covered thereunder. R-D reserves the right to increase the maintenance rates for those units of Equipment and Software which are on a month-to-month term upon thirty (30) days written notice.

     (c)  Equipment and Software Eligibility.  At R-D's sole option, R-D may add
          ----------------------------------
or delete Equipment and Software types eligible under the On-Site Maintenance Plan agreement as provided for hereunder at any time. Deletion of any or all Equipment and Software types will have no effect on such types of installed Equipment or Software already covered hereunder, but will rescind Customers option to extend coverage for such types of installed Equipment and Software under the terms of "a" and "b" above and will make coverage unavailable for newly installed Equipment and Software of such types.


IV.  ORDERING PROCEDURE

     Customer shall issue Orders to R-D on R-D's order form or Customer's order form. As a minimum, such Orders shall include the following information:

     1.   Description of Equipment or Software to be maintained.

     2.   Quantity of each item of Equipment or Software to be maintained.

     3.   Extent of maintenance required and charges.

     4.   Customer contact for maintenance.

     5.   Billing address and billing contact.

     6.   Location and serial numbers of Equipment.  R-D will acknowledge
          ----------------------------------------
acceptance or rejection of orders within fifteen (15) days after receipt of the order at R-ID, Sunrise, Florida Once accepted. the Order is noncancelable.

V.   COVERAGES PROVIDED
     ------------------

     The On-Site Maintenance Plan agreement provided by R-D to Customer consists of the following coverages:

     1.   Basic Coverage

          (A)  Equipment.  For the initial ninety (90) days from Commencement
               ---------
Date as defined in Section IV of Master Lease Agreement Number CON01("IMP") R-D's Maintenance shall be twenty-four (24) hours per day, seven (7) days per week, with no 4 additional charge to Customer. R-D's normal response time for Customer requests for on-site maintenance received by R-D during the IMP shall be within H' four (4) hours for Zone A locations and within eight (8) hours for all other locations.

          Thereafter, the Principal Period of Maintenance ("PPM") shall be 8:00 a.m. to 6:00 p.m., local time, Monday through Friday, excluding R-D holidays. R-D's normal response time for Customer requests for on-site maintenance received by R-D during PPM shall be within four (4) PPM hours for Zone A locations and within eight (8) PPM hours for all other locations. Zone A locations shall be as listed in R-D's published price book in effect at the time the On-Site Maintenance Plan agreement services are ordered.

          The Equipment On-Site Maintenance Plan agreement coverage includes such services as will be provided by R-D, or its authorized representative, to Customer. For Support Category A Equipment, as set forth in R-ID's published price book, such services consist of : telephone technical consultation and troubleshooting available 24 hours a day, 7 days a week; dial-up test facilities available for all Equipment possessing dial-up capability; on-call remedial maintenance during PPM which is required due to the failure of Equipment; preventive maintenance at R-IDs discretion; and delivery of replacement Equipment. For Support Category B Equipment, as set forth in R-D's published price list, such services consist of: telephone technical consultation and troubleshooting available 8 hours a day, 5 days a week, excluding R-D holidays; dial-up test facilities available for all Equipment possessing dial-up capability; on all remedial maintenance during PPM which is required due to failure of Equipment; preventive maintenance at R-D's discretion; and delivery of replacement Equipment.

          Engineering or firmware changes deemed mandatory by R-D will be installed by R-D on replacement units. Customer elected engineering or firmware changes that are not deemed mandatory by R-D, will be made available to Customer at the rates set forth in R-D's price book in effect at the time of the request and are not included in this Agreement.

          (B) Software.  The Software On-Site Maintenance Plan agreement
              --------
coverage provided by R-D to the Customer will consist of: For Support Category A Software as set forth in R-D's published price book, Customer access to available R-D Bulletin Board; telephone technical consultation and troubleshooting 24 hours a day, 7 days a week; and on-site installation of Software maintenance releases recommended by R-D during PPM hours. For Support Category B Software, as set forth in R-D's published price list, Customer access to available R-D Bulletin Board: telephone technical consultation and troubleshooting S hours a day, 5 days a week; and copies of Software maintenance releases. A Software maintenance release shall mean a Software program fix or improvement that solves a problem or enhances the performance of the Software but does not necessarily expand the functionality of the Software. The Software maintenance releases will be provided to Customer by R-D at the time of their production release. Certain maintenance releases will be made available on R-D's Electronic Bulletin

Board service for downtime loading to the Customers Equipment. Other Software maintenance releases will be made available to Customer on diskettes. One copy of each maintenance release will be made available to Customer for each Software product under maintenance. Each maintenance release is licensed to run only on the unit under maintenance. For Support Category B Software, Customer shall use
                                                                            ---
its best efforts to implement each revision within sixty (60) days from receipt
--------------------                               ---------
of notice in order to continue Software maintenance coverage.

          R-D shall use its best efforts to provide a workable solution to Software problems in a timely manner when R-D determines the Software does not conform to its specification.

          (C) Exclusions.  The following services are outside the scope of Basic
              ----------
Coverage under this On-Site Maintenance Plan: electrical work external to the Equipment; repair or replacement work or increase in service time due to fire, flood, water, wind, lightning, power surges, neglect, misuse; inadequate electrical power, air conditioning or humidity control; unauthorized persons modifying, repairing or servicing the unit; and "no trouble found" calls.

     In addition to the above, the following items are considered consumables and not included as covered parts under this Agreement: cathode ray tubes whose only problem is burnt phosphor, platens, exterior finishes, fuses, bulbs, supplies, disk packs and cartridges; and, diskettes.

     2.  Extra Coverage.  Extra Coverage is such services as will be provided by
         --------------
R-D, or its authorized representative, and for which Customer shall be separately billed at the hourly rate of [*] per hour, with a two (2) hour minimum, for services performed. Extra Coverage consists of: those services described above as "Basic Coverage" which are requested by the Customer to be performed by R-D outside PPM hours; any maintenance service which the Customer requests and R-D agrees to perform which is not included in "Basic Coverage", e.g., relocation of Equipment or Software, utilization of R-D personnel to supervise or perform the packaging and crating of Equipment or Software, etc.; any service call resulting from or required by the "Exclusions" set forth above; and any service performed when R-D determines that the cause of Equipment or Software failure was not the result of failure in Equipment, Software or communication facilities provided by R-D.

     Subsequent to the IMP set forth above, Customer may request R-D to perform Basic Coverage services outside the PPM set forth above. Customer agrees to pay an hourly rate equal to [*] per hour, with a two (2) hour minimum, any Basic Coverage services performed outside the PPM provided R-D 4, responded to such request within four (4) hours for any Zone A locations or within eight (8) hours for any other locations. In the event R-D does not respond to such Basic Coverage service request within the time frames set forth herein, Customer shall have no obligation to pay R-D the hourly rate. Zone A locations shall be as listed in R-D's published price book in effect at the time of request.


--------------------
     [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Any other Extra Coverage services performed hereunder shall be invoiced, and paid, at the hourly rate of [*] per hour, regardless of the time such service was performed.

     The monthly On-Site Maintenance Plan agreement prices for the Initial Order placed hereunder is set forth on Order Number 132450. Such prices are for Basic Coverage as set forth in Article III.a, Term of Individual Order, Leased Equipment and/or Software. Thereafter, Customer may elect to order maintenance coverage at rates, and for specific term lengths, to be mutually determined at time of Order.

VI.  CUSTOMER ASSISTANCE
     -------------------

     Customer shall, in all cases where Customer personnel is available, and at no charge to R-D, perform such non-skilled checks and tests as reasonably required by R-D's written instructions provided in Installation and Operation Manuals and by telephone from R-D Field Support Centers. These tests shall not require Customer to furnish specialized test equipment.

VII. FREEDOM OF ACCESS
     -----------------

     Customer agrees that R-D or its authorized representative, shall have reasonable and free access to the Equipment and Software. My unreasonable delays or return service calls required because of denial of reasonable and free access to the Equipment or Software will be separately billed to the Customer as "Extra Coverage".

VIII. CUSTOMER RESPONSIBILITIES
      -------------------------

     In regard to each unit of Equipment and Software covered by this Agreement, Customer agrees to prevent unauthorized adjustment, repairs or modifications, and to ensure that the Equipment and Software is utilized in accordance with the applicable R-D published specifications or the specifications set forth in
Exhibit 3 of Master Agreement Number CON01C. In the event that either one of these responsibilities is not fulfilled, R-D shall have the right to immediately withdraw the affected Equipment and Software from coverage under this Agreement.

IX.  SYSTEM RESPONSIBILITY
     ---------------------

     R-D agrees the Equipment will meet its published specifications in the
     ----------------------------------------------------------------------
application proposed by R-D as set forth in Exhibit 3 of Master Agreement Number
--------------------------------------------------------------------------------
CON01C.  The Customer assumes full responsibility for data entry, data
------
maintenance, the functional adequacy of the Equipment and Software configuration as applied in the installation and for all system analysis and system engineering work except as warranted in Article XIV of Master Agreement Number
                 -------------------------------------------------------------
CON01C.
------


--------------------
     [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

X.   MOVEMENT OF EQUIPMENT
     ---------------------

     The On-Site Maintenance Plan agreement charges specified on an order apply only to the Equipment at the location specified on the order. Equipment moved to any area serviced by R-D is eligible for continued coverage in accordance with R-D's rates and terms then in effect for that location. Customer is responsible for proper movement, risk of loss or damage to the Equipment or Software and all associated costs.

     R-D shall be the sole point of contact with regard to all maintenance performed under this Agreement. In the event additional charges accrue against or are paid by R-D as a result of direct Customer request to any third party for maintenance services, or any maintenance services provided because of causes other than normal wear and tear (i.e. unauthorized attempts to repair, maintain or modify the Equipment or Software, fault or negligence of customer, operator error, improper use or misuse of the Equipment or Software; causes external to the Equipment or Software, such as but not limited to fluctuations of humidity or temperature), Customer shall reimburse R-D an amount equal to any such charges.

XI.  CREDIT FOR EQUIPMENT DOWNTIME
     -----------------------------

     If for reasons solely within its control, 9-0 fails to restore a failed unit of Equipment to operating condition within twenty-four (24) hours subsequent to a "Normal Response Time", then Customer shall be entitled to a credit for that unit of Equipment for that period of time and each subsequent full twenty-four (24) hour period during which the failure continues. The amount of such credit for a leased unit shall be 1/30th of the monthly lease rate and for a purchased unit shall be 1/30th or R-D's published thirty-six (36) month lease rate for the affected unit. Irrespective of any such claims, Customer shall continue to make any payments otherwise due R-D under the Order for such Equipment and services, nor shall such claim(s) entitle Customer to cancel such order except as provided for in Article XIV.3 of Master Agreement Number CON01C.
      -------------------------------------------------------------------------

XII. FORCE MAJEURE
     -------------

     Neither party shall be considered in default in performance of its obligations hereunder if performance of such obligations is prevented or delayed by acts of God or government, labor disputes, failure or delay of transportation, or by vendors or subcontractors, or any other similar cause or causes beyond the reasonable control of the other party. Time of performance of either parties obligations hereunder shall be extended by the time period reasonably necessary to overcome the effects of such force majeure occurrences.

XIII. LIMITATION OF LIABILITY
      -----------------------

     NEITHER CUSTOMER OR R-D SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUE, LOSS OF USE OF THE EQUIPMENT OR SOFTWARE, OR ANY

ASSOCIATED EQUIPMENT AND SOFTWARE, OR COST OF SUBSTITUTED FACILITIES, EQUIPMENT OR SERVICES WHICH ARISE OUT OF PERFORMANCE OR FAILURE TO PERFORM ANY OBLIGATION CONTAINED WITHIN THIS AGREEMENT OR OUT OF NEGLIGENCE IN THE COURSE OF SUCH PERFORMANCE, WHETHER THE CLAIM FOR DAMAGES IS BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

     Except for claims for personal injury or for damage to real or tangible personal property to the extent caused by R-D's fault or negligence, R-D's maximum liability to Customer for any claim for damages relating to R-D's performance or non-performance under this Agreement shall be limited to [*].

XIV. PAYMENT TERMS
     -------------

     (a) Recurring Costs:  All charges for billable services performed under
         ---------------   -------------------------------------------------
this Agreement shall be invoiced upon completion.  The initial invoice for Basic
------------------------------------------------   -----------------------------
Coverage for Equipment covered during the Initial Year shall be in accordance
-----------------------------------------------------------------------------
with the Article III.a entitled Term of Individual Order. Leased Equipment
--------------------------------------------------------------------------
and/or Software, set forth above.  Payments are due monthly in advance, on the
--------------------------------
first day of each month. First payment due for services ordered hereunder shall include 1/30th of the month's payment for each day elapsing since commencement.

     (b) Nonrecurring Costs: Payments are net thirty (30) days from date of
                                              -----------------------------
invoice.  All charges for billable services performed hereunder shall be
-------
invoiced upon completion.

     (c) For purchased items, if the net discounted value of accumulative billings for maintenance services is less than [*] a year, or [*] a month, payment will be made on an annual payment basis only.

     (d) Payments shall be made to R-D at address stated on each invoice.

     (e) If a purchase order is required for payment of any services (including Extra Coverage) performed hereunder, Customer agrees to provide the applicable purchase order number(s). Customer guarantees that payment will not be delayed.

XV.  DEFAULT
     -------

     Failure of Customer to make payments as defined herein or to perform any other condition of this Agreement shall constitute breach of the affected order(s) issued hereunder. The failure by Customer, within sixty (60) days after the commencement of any proceeding against Customer seeking


--------------------
     [*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, regulation, to obtain the dismissal of such proceeding or within sixty (60) days after the appointment without the consent or acquiescence of Customer, of any trustee, receiver or liquidation of Customer or of all or any substantial part of the properties of Customer to vacate such appointment shall constitute breach of all orders placed hereunder. In case of breach, R-D may cancel the defaulted Order(s), declare the entire amount of any unpaid commitments and any other charges to be immediately due and payable.

     R-D reserves the right to impose a late payment charge of one and one-half percent (1-1/2%) per month, but not in excess of the lawful maximum on any past due balance in the event Customer shall fail to pay any charges within fifteen
(15) business days after same are due, and Customer agrees to pay same.
     --------

XVI. TAXES AND FEES
     --------------

     Customer covenants and agrees to pay when due or reimburse and indemnify and hold R-D harmless from and against all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties not arising from negligence on the part of R-D) now or hereafter imposed or assessed against R-D, Customer or the Equipment or Software by any Federal, State, County or local governmental authority upon or with respect to the Equipment or Software or upon the ordering, ownership, delivery, possession, use or operation, return or other disposition thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to any order (excepting only Federal, State and local taxes based on or measured by the net income of R-D). If Customer warrants that the Order shall be exempt from sales tax, it is the Customer's responsibility to provide R-D with valid sales tax exemption certificates within thirty (30) days of date Order is placed.

XVII. REQUESTS FOR ON-SITE MAINTENANCE SERVICE
      ----------------------------------------

     All requests for service shall be initiated by an authorized representative of Customer. The request for service shall be directed to the Technical Assistance Center for support Category A Equipment and Software and to the Regional Service Office for support Category A Equipment and Software. The applicable offices are set forth in Schedule A, attached hereto and incorporated herein. Each service request shall contain the following information:

          Name and address of Equipment and Software users
          Name of the person to be contacted and telephone number
          Equipment and Software type and serial number
          Equipment and Software location
          Description of problem

XVIII. REPLACED EQUIPMENT OR PARTS
       ---------------------------

     When replacement Equipment, or any part thereof, is provided to the Customer, the replaced Equipment, or part thereof, shall become the property of R-D. Replacement parts shall be either new parts or parts equivalent in performance to new parts when used with the Equipment.

XIX. GOVERNING LAW: FORUM
     --------------------

     This Agreement shall be governed and construed in accordance with the laws of the State of Florida. The parties hereby consent and submit to the exclusive jurisdiction of the appropriate state or federal courts serving Broward County, Florida, as to any dispute or controversy arising either directly or indirectly, under or in connection with this Agreement.

XX.  WAIVER
     ------

     No waiver by either party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay, course of dealing or omission on the part of either party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by either party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

XXI. SEVERABILITY
     ------------

     Each order by Customer hereunder shall be treated as a separate contract and default by either party arising out of a particular order shall not constitute or be deemed to constitute a default of any other Order under this Agreement.

XXII. NOTICES
      -------

     Any notices or communications given or required under this Agreement shall be sufficiently given if delivered personally, in writing or sent by telex or facsimile, federal express, registered or certified mail, postage prepaid, to the other party at the following address:

               TO:  Racal-Datacom, Inc.
                    P.O. Box 407044
                    Ft. Lauderdale, FL 33340
                    Attn:  Director of Contracts
                    cc: Sr. Vice President and General Counsel

               TO:  Concentric Research Corporation
                    400 Forty-First Street
                    Bay City, MI 48708

                    With a copy to:
                    Susan Cook, Esq.

                    Lambert, Leser, Cook, Schmidt and Giunta, P.C. 309 Davidson Building, P.O. Box 835
                    Bay City, MI 48707

     Such notice or other communications shall be deemed received (a) on the date delivered, if delivered personally; or (b) upon receipt, if sent by telex or facsimile, federal express or (c) three (3) business days after being sent, if sent registered or certified mail.

XXIII. ENTIRE AGREEMENT
       ----------------

     The terms and conditions contained in this Agreement shall be applicable to all orders placed on R-D by Customer during the effectiveness of this Agreement whether referenced or not on such orders. Additional or different terms contained in Customers purchase orders shall not be applicable to such orders unless expressly agreed to in writing by R-D's authorized representative. This Agreement expresses the entire understanding and agreement of the parties, with reference to the subject matter hereof, and is a complete and exclusive statement of the terms of this Agreement, and no representations or agreements modifying or supplementing the terms of this Agreement including but not limited to Customers purchase order and R-D's order acknowledgment form, shall be valid unless in writing, signed by persons authorized to sign agreements on behalf of both parties.

     IN WITNESS WHEREOF, this Agreement was entered into as of the day and year first written above.

ACCEPTED:                              ACCEPTED:

CONCENTRIC RESEARCH CORP.              RACAL-DATACOM, INC.

Customer                               (R-D)

By: /s/ Donald Schutt                  By: /s/ Kathleen Walsh
    --------------------------------       ---------------------------------

Name: Donald Schutt                    Name: Kathleen Walsh
      ------------------------------         -------------------------------

Title: CEP                             Title: Director of Contracts
       -----------------------------          ------------------------------

Date: 8/24/94                          Date: September 16, 1994
      ------------------------------         -------------------------------

                                  SCHEDULE A

For support Category A units:
TECHNICAL ASSISTANCE CENTER
OFFICE LOCATION
---------------
400 Embassy Row
Suite 300
Atlanta, GA 30328


For support Category B units:
REGIONAL SUPPORT OFFICE
LOCATION                             ASSIGNED TERRITORY
--------                             ------------------
Northeast Region
----------------                     Connecticut
Racal-Datacom, Inc.                  Delaware       New York
1010 Campus Drive West               Maine          Pennsylvania
Morganville, New Jersey 07751        Massachusetts  Rhode Island
                                     New Hampshire  Vermont

Central Region
--------------
Midwest Office                       Illinois       Nebraska
Racal-Datacom, Inc.                  Indiana        North Dakota
3455 Salt Creek Lane, Suite 100      Iowa           Ohio
Arlington Heights, Illinois 60005    Kansas         Oklahoma
                                     Kentucky       South Dakota
                                     Michigan       Texas

Southwest Office                     Minnesota      West Virginia
Racal-Datacom, Inc.                  Missouri       Wisconsin
12092 Forestgate Drive
Dallas, Texas 75243


Southeast Region
----------------                     Alabama        Mississippi
Racal-Datacom, Inc.                  Arkansas       North Carolina
503 Oak Place, Suite 590             Florida        South Carolina
Atlanta, Georgia 30349               Georgia        Tennessee
                                     Louisiana      Virginia
                                     Maryland       Washington, DC

Westcoast Region
----------------                     Alaska         Montana
Racal-Datacom, Inc.                  Arizona        Nevada
600 S. Placentia Avenue              California     Oregon
Placentia, California 92670          Colorado       Utah
                                     Hawaii         Washington
                                     Idaho          Wyoming